Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2003

Property	Location	Leasable Area (Square Feet)	Year Developed or Acquired (Renovated)	Land Area (Acres)	Percentage Leased		Anchor / Significant Tenants
					Jun-03	Jun-02
Shopping Centers

Ashburn Village I, II & III	Ashburn, VA	185,537	1994 / 00 / 01	23.3	100%	100%	Giant Food, Blockbuster

Ashburn Village IV	Ashburn, VA	25,200	2000 / 02	3.1	97%	63%

Beacon Center	Alexandria, VA	352,915	1972 (1993/99)	32.3	100%	100%	Lowe’s, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hollywood Video, Hancock Fabrics

Belvedere	Baltimore, MD	54,941	1972	4.8	95%	92%	Food King

Boulevard	Fairfax, VA	56,350	1994 (1999)	5.0	100%	93%	Danker Furniture, Petco, Party City

Clarendon	Arlington, VA	6,940	1973	0.5	100%	100%

Clarendon Station	Arlington, VA	4,868	1996	0.1	100%	78%

Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%

French Market	Oklahoma City, OK	244,724	1974 (1984/98)	13.8	94%	93%	Burlington Coat Factory, Bed Bath & Beyond, Famous Footwear, Lakeshore Learning Center, BridesMart, Staples, Dollar Tree

Germantown	Germantown, MD	26,241	1992	2.7	82%	100%

Giant	Baltimore, MD	70,040	1972 (1990)	5.0	100%	100%	Giant Food

The Glen	Lake Ridge, VA	112,639	1994	14.7	92%	100%	Safeway Marketplace

Great Eastern	District Heights, MD	255,398	1972 (1995)	23.9	98%	100%	Giant Food, Pep Boys, Big Lots, Run N’ Shoot

Hampshire Langley	Langley Park, MD	131,700	1972 (1979)	9.9	100%	100%	Safeway, Blockbuster

Kentlands Square	Gaithersburg, MD	109,922	2002	11.5	100%	n/a	Lowe’s

Leesburg Pike	Baileys Crossroads, VA	97,880	1966 (1982/95)	9.4	100%	100%	Party Depot, CVS Pharmacy, Kinko’s, Hollywood Video

Lexington Mall	Lexington, KY	315,719	1974	30.0	57%	61%	Dillard’s

Lumberton	Lumberton, NJ	192,510	1975 (1992/96)	23.3	98%	91%	SuperFresh, Rite Aid, Blockbuster, Ace Hardware

Olney	Olney, MD	53,765	1975 (1990)	3.7	100%	100%	Rite Aid

Ravenwood	Baltimore, MD	87,350	1972	8.0	96%	100%	Giant Food, Hollywood Video

Seven Corners	Falls Church, VA	560,998	1973 (1994-7)	31.6	99%	99%	Home Depot, Shoppers Club, Michaels, Barnes & Noble, Ross Dress For Less, G Street Fabrics, Off-Broadway Shoes

Shops at Fairfax	Fairfax, VA	68,743	1975 (1993/99)	6.7	100%	100%	Super H Mart, Blockbuster

Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2003

Property	Location	Leasable Area (Square Feet)	Year Developed or Acquired (Renovated)	Land Area (Acres)		Percentage Leased		Anchor / Significant Tenants
						Jun-03	Jun-02
Shopping Centers (continued)

Southdale	Glen Burnie, MD	484,115	1972 (1986)	39.6		94%	94%	Giant Food, Home Depot, Circuit City, Kids R Us, Michaels, Marshalls, PetSmart, Value City Furniture

Southside Plaza	Richmond, VA	341,891	1972	32.8		95%	93%	CVS Pharmacy, Community Pride Supermarket, Maxway

South Dekalb Plaza	Atlanta, GA	162,793	1976	14.6		100%	100%	MacFrugals, Pep Boys, The Emory Clinic, Maxway

Thruway	Winston-Salem, NC	344,960	1972 (1997)	30.5		87%	95%	Harris Teeter, Fresh Market, Bed Bath & Beyond, Stein Mart, Eckerd Drugs, Borders Books, Blockbuster

Village Center	Centreville, VA	143,109	1990	17.2		100%	100%	Giant Food, Tuesday Morning, Blockbuster

West Park	Oklahoma City, OK	76,610	1975	11.2		54%	57%	Drapers Market, Family Dollar

White Oak	Silver Spring, MD	480,156	1972 (1993)	28.5		99%	100%	Giant Food, Sears, Rite Aid, Blockbuster

	Total Shopping Centers	5,069,514		438.2		93.9%	94.2%

Office Properties

Avenel Business Park	Gaithersburg, MD	388,620	1981- 2000	37.1		99%	97%	General Services Administration, VIRxSYS, Boston Biomedica, Broadsoft, NeuralSTEM, Quanta Systems

Crosstown Business Center	Tulsa, OK	197,135	1975 (2000)	22.4		93%	93%	Compass Group, Roxtec, Outdoor Inovations, Auto Panels Plus, Gofit, Freedom Express

601 Pennsylvania Ave	Washington, DC	225,414	1973 (1986)	1.0		88%	99%	National Gallery of Art, Credit Union National Assn., Southern Company, American Assn. of Health Plans, HQ Global, Alltel, Capital Grille

Van Ness Square	Washington, DC	156,493	1973 (1990)	1.2		92%	89%	INTELSAT, Team Video Intl, Office Depot, Pier 1

Washington Square	Alexandria, VA	234,775	1975 (2000)	2.0		87%	89%	Vanderweil Engineering, World Wide Retail Exch., EarthTech, Thales, New American Schools, Trader Joe’s, Kinko’s, Talbot’s, Blockbuster

	Total Office Properties	1,202,437		61.7		92.6%	94.2%

	Total Portfolio	6,271,951		499.9	(a)	93.6%	94.2%

(a)	The Company has purchased 24 acres of vacant land which is being developed as Broadlands Village, 19 acres of vacant land in the Lansdowne community in Loudoun County, Virginia and a 1.25 acre site in the Clarendon area of Arlington, Virginia, as future development and redevelopment properties.

Exhibit 99